UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to TEG Purchase Agreement

As previously reported, on March 1, 2023 (the “Closing Date”), GPM Investments, LLC, a Delaware limited liability company (“GPM”) and a subsidiary of ARKO Corp., a Delaware corporation (“ARKO” or the “Company”), and certain of GPM’s subsidiaries, including GPM Petroleum, LLC, a Delaware limited liability company (such subsidiaries, together with GPM, “Buyer”), completed their acquisition of certain assets of Transit Energy Group, LLC, a Delaware limited liability company (“Transit”), and certain of its affiliated entities (together with Transit, “Seller”) pursuant to the Asset Purchase Agreement entered into by and between Buyer and Seller on September 9, 2022, as amended (the “Purchase Agreement”). As previously reported, $50 million of the approximately $370 million purchase price was deferred, and, on each of the first two anniversaries of the Closing Date, Buyer had agreed to pay Seller an amount equal to $25.0 million (each an “Installment Payment”), which Buyer could elect to pay either in cash or, subject to the satisfaction of certain conditions, shares of ARKO’s common stock, $0.0001 par value per share (the “Installment Shares”). Pursuant to the Purchase Agreement, on the Closing Date, ARKO and Transit entered into a registration rights agreement, pursuant to which ARKO agreed to prepare and file a registration statement (the “Registration Rights Agreement”), with the Securities and Exchange Commission, registering the Installment Shares, if any, for resale by Transit.

Pursuant to the Purchase Agreement, on March 1, 2024, ARKO issued 3,417,915 Installment Shares to Transit in respect of the first Installment Payment (the “First Installment Shares”) at a price per share of $7.31, which was based on the 10-day volume weighted average price calculation contained in the Purchase Agreement.

On March 26, 2024, Buyer and Seller entered into Amendment No. 2 to the Purchase Agreement (the “Purchase Agreement Amendment”), pursuant to which, in full satisfaction of all Installment Payments, (i) ARKO repurchased the First Installment Shares from Transit for an aggregate purchase price of approximately $19.3 million in cash, or $5.66 per share, and (ii) and Buyer paid to Seller an additional amount in cash equal to approximately $17.2 million in satisfaction of the second Installment Payment, which would have otherwise been due on March 1, 2025. The Purchase Agreement Amendment additionally terminated the Registration Rights Agreement, terminated Seller’s indemnity obligations under the Purchase Agreement and extended the transition services agreement entered into between Buyer and Seller.

Amendment to Capital One Line of Credit

As previously reported, on May 5, 2023, the Company’s subsidiary, GPM Petroleum LP, a Delaware limited partnership (“GPMP”), together with certain of its subsidiaries, Capital One, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto, entered into a second amended and restated credit agreement, providing for a secured revolving credit facility in an aggregate principal amount of up to $800 million (including revolving loans and letters of credit), which availability could, at GPMP’s request, be increased up to $1.0 billion, subject to obtaining additional financing commitments and subject to certain terms and conditions (the “Credit Agreement”). On March 26, 2024, GPMP, the Administrative Agent and the guarantors and lenders party thereto entered into an amendment to the Credit Agreement (the “Credit Agreement Amendment”), which facilitated the borrowing and use of up to $36.5 million of the existing line of credit under the Credit Agreement for the settlement of the Installment Payments as provided for in the Purchase Agreement Amendment. Except as described in this Current Report on Form 8-K, the material terms of the Credit Agreement remain unchanged.

The foregoing descriptions of the Purchase Agreement Amendment and the Credit Agreement Amendment are only summaries and are qualified in their entirety by reference to the full text of the Purchase Agreement Amendment and the Credit Agreement Amendment,which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As disclosed in Item 1.01 of this Current Report on Form 8-K, pursuant to the Purchase Agreement Amendment, the Registration Rights Agreement terminated. The Registration Rights Agreement had provided for ARKO’s registration for resale under the Securities Act of 1933, as amended, of any Installment Shares issued to Seller.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 +	Amendment No. 2 to Asset Purchase Agreement, dated as of March 26, 2024, by and among GPM Investments, LLC, Transit Energy Group, LLC and the other parties thereto.
10.2

First Amendment to Second Amended and Restated Credit Agreement, dated as of March 26, 2024, by and among GPM Petroleum LP, the guarantors party thereto, Capital One, National Association, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	March 28, 2024	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board